Exhibit 4.1

BE AEROSPACE, INC.,

as Issuer

and

WILMINGTON TRUST COMPANY,

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of September 16, 2010

to the Indenture dated as of July 1, 2008

Senior Notes due 2020

BE AEROSPACE, INC.

RECONCILIATION AND TIE BETWEEN TRUST
INDENTURE ACT OF 1939 AND INDENTURE

Trust Indenture
Act Section	Indenture Section

§ 310(a)(1)	608
(a)(2)	608
(b)	604, 607, 609(d)(1)
§ 311(a)	101(2), 604, 613
(b)	101(2), 604, 613
§ 312(c)	701
§ 313	702
§ 314(a)	703
(a)(4)	1004
(c)(1)	102
(c)(2)	102
(e)	101 (“Opinion of Counsel”), 102
§ 315(b)	601
§ 316(a)(last sentence)	101 (“Outstanding”)
(a)(1)(A)	512
(a)(1)(B)	513
(b)	508
(c)	104(d)
§ 317(a)(1)	503
(a)(2)	504
(b)	1003
§ 318(a)	107

N.A. means not applicable.

Note:                   This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Supplemental Indenture.

i

ii

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SECOND SUPPLEMENTAL INDENTURE, dated as of September 16, 2010 (the “Supplemental Indenture”), between BE AEROSPACE, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called, the “Company”), having its principal office at 1400 Corporate Center Way, Wellington, FL 33414, and WILMINGTON TRUST COMPANY, a banking corporation with trust powers organized and existing under the laws of the State of Delaware, as Trustee (herein called, the “Trustee”) to the Indenture, dated as of July 1, 2008, between the Company and the Trustee (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee entered into the Base Indenture to provide for the issuance from time to time of debentures, notes, bonds or other evidences of unsecured senior indebtedness (including instruments in global, temporary or definitive form) to be issued in one or more series (hereinafter called the “Securities”);

WHEREAS, Section 901 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any Holders of Securities, to establish the form of any Security, as permitted by Section 201 of the Base Indenture, and to provide for the issuance of the Notes (as defined below), as permitted by Section 301 of the Base Indenture, and to set forth the terms thereof;

WHEREAS, pursuant to Section 201 of the Base Indenture, the Company desires to execute this Supplemental Indenture to establish the form and pursuant to Section 301 of the Base Indenture to provide for the issuance of a series of its senior notes designated as 6.875% Senior Notes due 2020 (the “Initial Notes”), in an aggregate principal amount of $650,000,000.  The Initial Notes are a series of securities as referred to in Section 301 of the Base Indenture.

WHEREAS, the Company may, as set forth in the Indenture and in the Initial Notes, issue an unlimited aggregate principal amount of additional notes under this Indenture (the “Additional Notes” and, together with the Initial Notes, the “Notes”).  The Initial Notes and the Additional Notes, if any, will be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase.  Unless the context otherwise requires, all references in this Indenture to the Notes include any Additional Notes actually issued;

WHEREAS, this Supplemental Indenture shall be subject to and governed by the provisions of the Trust Indenture Act;

WHEREAS, all things necessary have been done by the Company to make this Supplemental Indenture, when executed and delivered by the Company, a valid, binding and legal instrument;

WHEREAS, all things necessary have been done by the Company to make the Notes, when executed by the Company and authenticated and delivered in accordance with the provisions of this Indenture, the valid obligations of the Company; and

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

SECTION ONE

APPLICATION OF SUPPLEMENTAL INDENTURE
AND CREATION OF THE INITIAL NOTES

I.                                         Application of This Supplemental Indenture.

Notwithstanding any other provision of this Supplemental Indenture, all provisions of this Supplemental Indenture are expressly and solely for the benefit of the Holders of the Notes and any such provisions shall not be deemed to apply to any other securities issued under this Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes.  Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Supplemental Indenture as they amend or supplement the Base Indenture, and not the Base Indenture or any other document.  All Initial Notes and Additional Notes, if any, will be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase.

II.                                     Effect of Supplemental Indenture.

With respect to the Notes only, the Base Indenture shall be supplemented pursuant to Section 901 thereof to establish the terms of the Notes as set forth in this Supplemental Indenture.

To the extent that the provisions of this Supplemental Indenture conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

III.                                 Rules of Construction.

Unless the context otherwise requires:

(a)                                  the terms defined in this Supplemental Indenture have the meanings assigned to them in the Supplemental Indenture and include the plural as well as the singular;

(b)                                 all terms used herein which are defined in the Trust Indenture Act or the rules and regulations of the Commission hereunder, either directly or by reference therein, have the meanings assigned to them therein;

(c)                                  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(d)                                 the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(e)                                  references to any Article, Section or other subdivision in this Supplemental Indenture, unless otherwise described, are references to an Article, Section or subdivision of the Base Indenture as supplemented by this Supplemental Indenture;

(f)                                    “including” means including without limitation; and

(g)                                 words used herein implying any gender shall apply to every gender.

IV.                                 The Trustee

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

SECTION TWO

AMENDMENT OF THE BASE INDENTURE

I.                                         Set forth below are the changes to Article 1 of the Base Indenture: Definitions and Other Provisions of General Application:

(A)                              Section 101 of the Base Indenture shall be amended to add new definitions thereto in appropriate alphabetical sequence, as follows:

“Acquired Indebtedness” means Indebtedness of a Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

“Additional Notes” has the meaning specified in the recitals hereto.

“Affiliate Transaction” has the meaning specified in Section 1012.

“Asset Acquisition” means:

(a)                                  an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person becomes a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or is merged with or into the Company or any Restricted Subsidiary of the Company; or

(b)                                 the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, conveyance, transfer or other disposition for value by the Company or any of its Restricted Subsidiaries, including any Sale and Leaseback Transaction that does not give rise to a Capitalized Lease Obligation, to any Person other than the Company or a Restricted Subsidiary of the Company of:

(a)                                  any Capital Stock of any Restricted Subsidiary of the Company; or

(b)                                 any other property or assets, other than cash or Cash Equivalents, of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business;

provided, however, that Asset Sales will not include:

(1)                                  a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration, exclusive of indemnities, of less than $25.0 million;

(2)                                  the sale of accounts receivable and inventory or other assets held for sale in the ordinary course of business;

(3)                                  the sale, conveyance, transfer or other disposition of assets in the ordinary course of business;

(4)                                  the sale, conveyance, transfer or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries or any guarantor as permitted under Section 801;

(5)                                  sales, conveyances, transfers or other dispositions of assets resulting from the creation, incurrence or assumption of (or foreclosure with respect to) any Lien not prohibited by Section 1013;

(6)                                  sales, conveyances, transfers or other dispositions of damaged, obsolete or worn out property or equipment, or property or equipment that is no longer necessary or useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(7)                                  to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Related Business;

(8)                                  sales, conveyances, transfers or other dispositions of assets in a transaction constituting a Permitted Investment or a Restricted Payment permitted by Section 1010;

(9)                                  the grant of licenses to third parties in respect of intellectual property in the ordinary course of business of the Company or any of its Restricted Subsidiaries;

(10)                            execution of settlement of or unwinding of any Hedging Protection Obligations;

(11)                            any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(12)                            sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell or put/call arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(13)                            the lease, assignment or sublease of any real or personal property in the ordinary course of business.

“Attributable Debt” in respect of a Sale and Leaseback Transaction consummated subsequent to the Issue Date means, at the time of determination, the present value, discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP, of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended; provided, however, that “Attributable Debt” shall not include any such obligations to the extent they relate to the lease of manufacturing facilities, warehouses, offices, distribution facilities or other facilities, including without limitation, the fixtures appertaining thereto, unless such obligations are required to be recorded on the Company’s balance sheet in accordance with GAAP.

“Average Life” means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

“Base Indenture” has the meaning specified in the first paragraph hereto.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and reflected as a liability on a balance sheet under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means

(1)                                  United States dollars, euros or the currency of any country recognized by the United States;

(2)                                  marketable direct obligations issued by, or unconditionally guaranteed by, the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within two years from the date of acquisition thereof;

(3)                                  marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within two years from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(4)                                  commercial paper maturing no more than two years from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(5)                                  certificates of deposit or bankers’ acceptances (or, with respect to foreign banks, similar instruments) maturing within two years from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any country recognized by the United States having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

(6)                                  repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clause (2) and (3) above entered into with any bank meeting the qualifications specified in clause (5) above; and

(7)                                  investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (6) above.

“Change of Control” means the occurrence of one or more of the following events:

(1)                                  any sale, lease, exchange or other transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) (whether or not otherwise in compliance with the provisions of this Indenture);

(2)                                  the approval by the holders of Capital Stock of the Company of any plan for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

(3)                                  any Person or Group shall become the owner, directly or indirectly, beneficially, of shares representing more than 50% of the aggregate voting power represented by the issued and outstanding Capital Stock of the Company entitled under ordinary circumstances to elect a majority of the directors of the Company (the “Voting Stock”); or

(4)                                  the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

“Change of Control Offer” has the meaning specified in Section 1008(b).

“Change of Control Payment Date” has the meaning specified in Section 1008(b)(2).

“Commodity Price Protection Obligation” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to fix or hedge commodity price risk.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1)                                  Consolidated Net Income; plus

(2)                                  to the extent Consolidated Net Income has been reduced thereby, all losses from Asset Sales or abandonments or reserves relating thereto, all items classified as extraordinary losses and all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses); plus

(3)                                  Consolidated Interest Expense; plus

(4)                                  Consolidated Non-Cash Charges.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which internal financial statements are available (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” will be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)                                  the incurrence, or repayment, retirement or extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment, retirement or extinguishment of other Indebtedness (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities), as if such incurrence or repayment, retirement or extinguishment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)                                  any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including by any Person who becomes a Restricted Subsidiary as a result of an Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act, except that such pro forma calculations may include expense and cost reductions for such period not calculated on a basis consistent with Regulation S-X under the Securities Act resulting from the Asset Sale or Asset Acquisition for which pro forma effect is being given (A) that have been realized or (B) for which steps have been taken or are reasonably expected to be taken within 12 months of the date of such transaction and are reasonably identifiable and factually supportable, provided that, in either case, such adjustments are set forth in an Officers’ Certificate, signed on behalf of the Company by its principal executive officer or principal financial officer, that states (x) the amount of such adjustment or adjustments and (y) that such adjustment or adjustments are based on the reasonable good faith expectation of the officer executing such certificate at the time of such execution) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and the elimination of such operating expense and the realization of such cost reduction) occurred on the first day of the Four Quarter Period.

Furthermore, in calculating “Consolidated Fixed Charges” of this “Consolidated Fixed Charge Coverage Ratio,”

(a)                                  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(b)                                 if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period or, if none, then based upon such optional rate chosen as the Company may designate; and

(c)                                  notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)                                  Consolidated Interest Expense; plus

(2)                                  the product of:

(x)                                   the amount of all dividend payments on any series of Disqualified Stock of such Person or Preferred Stock of a Restricted Subsidiary of such Person (other than dividends paid in Qualified Capital Stock) paid or accrued during such period; and

(y)                                 a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1)                                  the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Hedging Protection Obligations, capitalized interest, and imputed interest with respect to Attributable Debt (but excluding (a) the write-off of deferred financing costs, (b) the amortization of deferred financing charges and (c) non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Protection Obligations or other derivative instruments pursuant to GAAP), for such period determined on a consolidated basis in accordance with GAAP; and

(2)                                  the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; less

(3)                                  interest income for such Person and its Restricted Subsidiaries.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP before any reduction in respect of Preferred Stock dividends; provided, however, that there shall be excluded therefrom:

(a)                                  after tax gains or losses from Asset Sales (without regard to the $25.0 million threshold in clause (1) of the definition of Asset Sales) or abandonments or reserves relating thereto;

(b)                                 items classified as extraordinary gains or losses, and the related tax effects according to GAAP;

(c)                                  solely for the purposes of calculating the Consolidated Fixed Charge Coverage Ratio test set forth in Section 1011, unusual or non-recurring gains or losses and expenses and severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans (in each case, as determined in good faith by an executive officer of the Company and set forth in an Officer’s Certificate);

(d)                                 the cumulative effect of a change in accounting principles during such period;

(e)                                  the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that subsidiary of that income is restricted by contract, operation of law or otherwise; provided that Consolidated Net Income of such Person will be increased by the amount of the cash dividends or distributions actually paid to such Person or a Restricted Subsidiary of such Person to the extent not already included therein;

(f)                                    the net income (or net loss) of any Person (other than a Restricted Subsidiary), including Unrestricted Subsidiaries, in which such Person has an interest, except to the extent of cash dividends or distributions actually paid to such Person or a Restricted Subsidiary of such Person;

(g)                                 amounts attributable to dividends paid in respect of Qualified Capital Stock to the extent such dividends are paid in shares of Qualified Capital Stock;

(h)                                 any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142—“Goodwill and Other Intangibles” and No. 144—“Accounting for the Impairment or Disposal of Long-Lived Assets” and the amortization of intangibles including arising pursuant to Statement of Financial Accounting Standards No. 141—“Business Combinations” and any successor statements,

(i)                                     accruals and reserves that are established or adjusted within twelve months after July 1, 2008 that are so required to be established as a result of the Transactions in accordance with GAAP or accruals and reserves that are established or adjusted as a result of, or in connection with, other acquisitions in accordance with GAAP within twelve months of the consummation of such acquisition, or, in each case, changes as a result of the adoption or modification of accounting policies;

(j)                                     to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption;

(k)                                  any non-cash compensation charges or other non-cash expenses (including write-offs and write-downs) or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards; and

(l)                                     any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any Asset Acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument, including any net gain or loss arising from the extinguishment of any Indebtedness of any Person and the amortization or write-off of debt issuance costs or debt discount.

Notwithstanding the foregoing, for the purpose of Section 1010 only (other than clause (3)(y) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under Section 1010 pursuant to clause (3)(y) thereof.

“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of intangibles) and other non-cash expenses (including, without duplication, impairment charges and the impact of purchase accounting) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an accrual of or a reserve for cash charges for any future period).

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who:

(1)                                  was a member of such Board of Directors on the date hereof; or

(2)                                  was nominated for election or elected to such Board of Directors with the approval or subsequent ratification of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Covenant Suspension Event” has the meaning specified in Section 1009.

“Credit Agreement” means the Credit Agreement in effect on the Issue Date between the Company and the lenders party thereto, including all related notes and collateral documents, in each case as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the total commitment under, refinancing, replacing or otherwise restructuring (including adding subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement or commercial paper facilities or other agreements or indentures, in each case with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or other debt) or letters of credit or other debt, in each case, as amended, restated, modified, renewed, refunded, replaced (which replacement can occur after termination of the relevant agreement), refinanced or substituted in whole or in part from time to time by one or more of such facilities, whether with the same or different banks or lenders and whether or not increasing the amount thereunder.

“Currency Exchange Protection Obligation” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to fix or hedge currency exchange risk.

“Debt Securities Lien” means any Lien securing Indebtedness incurred in connection with (a) any registered offering of securities under the Securities Act or (b) any private placement of securities (including under Rule 144A of the Securities Act) pursuant to an exemption from the registration requirements of the Securities Act which does not include, among other things, Liens securing Indebtedness incurred in connection with (i) the Credit Agreement and (ii) debt facilities or other agreements with one or more banks or one or more lenders providing for revolving credit loans, term loans or letters of credit facilities.

“Description of Notes” means that section of the same name in the final prospectus supplement, dated September 13, 2010, in connection with the Notes.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate executed by an executive officer of the Company or such Restricted Subsidiary;

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control or an Asset Sale), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the Holder thereof (except, in each case, upon the occurrence of a Change of Control or an Asset Sale), in whole or in part, on or prior to the final maturity date of the Notes.

“Equity Interests” means all Capital Stock and all warrants, profits, interests, equity appreciation rights or options with respect to, or other rights to purchase, Capital Stock, but excluding Indebtedness convertible into equity.

“Equity Offering” means any private or public offering of Qualified Capital Stock of the Company, other than any issuance registered on Form S-8 or any successor thereto.

“Existing Notes” means the 8.5% Senior Notes due 2018, issued pursuant to the Base Indenture, as supplemented by the first supplemental indenture dated as of July 1, 2008, between the Company and Wilmington Trust Company, as trustee.

“Fair Market Value” means, with respect to any asset or property, as determined in good faith by the Company, the price which could be negotiated in an arm’s-length transaction taking into account the circumstances of the subject transaction; provided that where the value of the assets or property is in excess of $50.0 million, the Fair Market Value shall be determined by the Board of Directors in good faith and will be evidenced by a Board Resolution delivered to the Trustee.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Four Quarter Period” has the meaning specified in the “Consolidated Fixed Charge Coverage Ratio” definition.

“GAAP” means generally accepted accounting principles in the United States which were in effect on July 1, 2008.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Group” has the meaning specified in the “Change of Control” definition.

“Hedging Protection Obligations” means, with respect to any specified Person, the obligations of such Person under Interest Rate Protection Obligations, Commodity Price Protection Obligations and Currency Exchange Protection Obligations.

“Honeywell Acquisition” means the acquisition by the Company of the assets of the consumables solutions distribution business of Honeywell International Inc. on July 28, 2008.

“Incur” or “incur” means, with respect to any Indebtedness, to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise with respect to, or otherwise become responsible for, payment of such Indebtedness.

“Initial Notes” has the meaning specified in recitals hereto.

“Interest Rate Protection Obligations” means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or other acquisition for consideration by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person. “Investment” shall exclude extensions of trade credit, advances to customers, travel and similar advances to officers and employees in the ordinary course of business by the Company and its subsidiaries. For the purposes of Section 1010:

(1)                                  “Investment” will include and be valued at the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; and

(2)                                  the amount of any Investment will be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment.

If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such subsidiary not sold or disposed.

“Investment Grade Rating” means BBB- or higher by S&P or Baa3 or higher by Moody’s, or the equivalent of such ratings by S&P and Moody’s, or of another Rating Agency.

“Issue Date” means the date on which the Notes are originally issued under this second Supplemental Indenture.

“Legal Defeasance” has the meaning specified in Section 1402.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“maximum fixed purchase price” has the meaning specified in the definition of “Indebtedness.”

“Moody’s” means Moody’s Investor Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(a)                                  all out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(b)                                 taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(c)                                  the amounts of:

(x)                                   any repayments of debt secured, directly or indirectly, by Liens on the assets that are the subject of such Asset Sale; and

(y)                                 any repayments of debt associated with such assets that is due by reason of such Asset Sale (i.e., such disposition is permitted by the terms of the instruments evidencing or applicable to such debt, or by the terms of a consent granted thereunder, on the condition the proceeds (or portion thereof) of such disposition be applied to such debt), and other fees, expenses and other expenditures, in each case, reasonably incurred as a consequence of such repayment of debt (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be);

(d)                                 any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Restricted Subsidiaries will constitute Net Cash Proceeds on such date;

(e)                                  all amounts deemed appropriate by the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale;

(f)                                    all foreign, federal, state and local taxes payable (including taxes reasonably estimated to be payable) in connection with or as a result of such Asset Sale; and

(g)                                 with respect to Asset Sales by Restricted Subsidiaries of the Company, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

Notwithstanding the foregoing, Net Cash Proceeds will not include proceeds received in a foreign jurisdiction from an Asset Sale of an asset located outside the United States to the extent (and only to the extent):

(1)                                  such proceeds cannot under applicable law be transferred to the United States; or

(2)                                  such transfer would result (in the good faith determination of the Company) in an aggregate tax liability that would be materially greater than if such Asset Sale occurred in the United States;

provided that if, as, and to the extent that any of such proceeds may lawfully be in the case of clause (1) or are in the case of clause (2) transferred to the United States, such proceeds will be deemed to be cash payments that are subject to the terms of this definition of Net Cash Proceeds.

“Net Proceeds Offer” has the meaning specified in Section 1015.

“Net Proceeds Offer Amount” has the meaning specified in Section 1015.

“Net Proceeds Offer Payment Date” has the meaning specified in Section 1015.

“Net Proceeds Offer Trigger Date” has the meaning specified in Section 1015.

“Notes” has the meaning specified in the recitals hereto.

“Pari Passu Indebtedness” means any Indebtedness of the Company or a guarantor of the Notes ranking pari passu with the Notes or a guarantee of the Notes, as the case may be, that the obligor thereon is required to offer to repurchase or repay on a permanent basis in connection with an Asset Sale.

“Permitted Indebtedness” means, without duplication:

(1)                                  the Notes (other than Additional Notes) and the guarantees thereof;

(2)                                  Indebtedness incurred pursuant to Credit Facilities by the Company and any guarantee thereunder and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount at any time outstanding not to exceed $1,075 million, less the amount of any permanent prepayment thereunder made with the proceeds of an Asset Sale in accordance with and in satisfaction of Section 1015;

(3)                                  Indebtedness (other than Indebtedness contemplated by clause (1) or (2) of this definition) of the Company and its subsidiaries outstanding on the Issue Date;

(4)                                  obligations of the Company or any Restricted Subsidiary pursuant to Hedging Protection Obligations which are not incurred for speculative purposes;

(5)                                  intercompany Indebtedness owed by the Company to any Restricted Subsidiary of the Company or by any Restricted Subsidiary of the Company to the Company or any other Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company; provided, however, that if, as of any date any Person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness, such date will be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness under this clause (5);

(6)                                  Acquired Indebtedness, provided that after giving effect to the acquisition or merger, the Company could Incur at least $1.00 of Indebtedness under the

Consolidated Fixed Charge Coverage Ratio in accordance with Section 1011 on the date such Indebtedness became Acquired Indebtedness;

(7)                                  (A) guarantees by Restricted Subsidiaries of Indebtedness of the Company or guarantees by Restricted Subsidiaries of Indebtedness of other Restricted Subsidiaries to the extent that such Indebtedness is otherwise permitted under this Indenture and (B) guarantees by the Company of any of its Restricted Subsidiaries’ Indebtedness; provided that such Indebtedness is permitted to be incurred under this Indenture;

(8)                                  Indebtedness (including Capitalized Lease Obligations and purchase money obligations) incurred by the Company or any Restricted Subsidiary in connection with the purchase, lease or improvement of property (real or personal) or equipment or other capital expenditures in connection with a related business whether through a direct purchase of assets or the Capital Stock of any Person owning such assets, in aggregate not to exceed $30.0 million in any fiscal year of the Company;

(9)                                  guarantees, letters of credit and indemnity agreements relating to performance, bid, appeal and surety bonds and completion guarantees incurred in the ordinary course of business;

(10)                            any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness incurred in accordance with the Consolidated Fixed Charge Coverage Ratio test set forth in Section 1011 and clauses (1), (3), (6), (8) and this clause (10) of this definition, including any additional Indebtedness incurred to pay premiums reasonably determined by the Company (including tender premiums), defeasance costs and fees and expenses in connection therewith prior to its respective maturity; provided, however, that any such event does not (1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay premiums, defeasance costs and related fees and expenses or (B) otherwise permitted to be incurred under this Indenture) of the Company and its subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such refinanced Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold;

(11)                            additional Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $100.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement);

(12)                            Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation or employee health claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(13)                            Indebtedness arising from agreements of the Company or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Company, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (13));

(14)                            the guarantee by the Company or any Restricted Subsidiary that guarantees Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this definition; provided that if the Indebtedness being guaranteed is subordinated to, or pari passu with, the Notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(15)                            the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, so long as such Indebtedness is extinguished within five business days;

(16)                            Indebtedness of Foreign Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of Foreign Subsidiaries Incurred pursuant to this clause (16) and outstanding on the date of such incurrence, does not exceed $150.0 million; and

(17)                            Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business.

For purposes of determining compliance with Section 1011:

(a)                                  In the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness, or is permitted to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 1011, the Company, in its sole discretion, will be permitted to classify and/or divide such item of Indebtedness on the date of its incurrence or later reclassify and/or divide all or a portion of such item of Indebtedness in any manner that complies with Section 1011; provided, however, that all Indebtedness under the Credit Agreement which is in existence or available on the Issue Date, and any renewals, extensions, substitutions, refundings, refinancings or replacements thereof, will be deemed to have been incurred on such date under clause (2) of this definition of “Permitted Indebtedness,” and the Company will not be permitted to reclassify any portion of such Indebtedness thereafter.

(b)                                 For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount, together with any accrued and unpaid interest thereon and any premium or fees and expenses related thereto, of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which refinancing Indebtedness is denominated that is in effect on the date of such refinancing.  Notwithstanding any other provision of this Indenture, the maximum amount of Indebtedness that the Company may incur pursuant to Section 1011 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

(c)                                  Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Capital Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Capital Stock or Preferred Stock for purposes of Section 1011.

“Permitted Investments” means:

(1)                                  Investments in the Company or any Restricted Subsidiary of the Company, or for the benefit of, any Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter and including Investments in any Person, if after giving effect to such Investment, such Person would be a Restricted Subsidiary of the Company or such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company);

(2)                                  Investments in cash or Cash Equivalents;

(3)                                  Investments existing on the Issue Date;

(4)                                  Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in settlement of or other resolution of claims or disputes, and in each case, extensions, modifications and amendments thereof;

(5)                                  loans and advances in the ordinary course of business by the Company and its Restricted Subsidiaries to their respective employees not to exceed $15.0 million at any one time outstanding;

(6)                                  Investments in an amount not to exceed $50.0 million at any one time outstanding;

(7)                                  Investments received by the Company or its Restricted Subsidiaries as non-cash consideration for asset sales, including Asset Sales; provided, however, in the case of an Asset Sale, such Asset Sale is effected in compliance with Section 1015;

(8)                                  Hedging Protection Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ business;

(9)                                  extensions of credit to customers and suppliers in the ordinary course of business;

(10)                            Investments in joint ventures (in each case that are not subsidiaries of the Company) (measured on the date each such investment was made and without giving effect to subsequent changes in value) in an aggregate amount not to exceed the greater of (a) $100.0 million and (b) 3.5% of Total Assets;

(11)                            guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness permitted by Section 1011;

(12)                            any Investments received in exchange for the issuance of Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any such Qualified Capital Stock; and

(13)                            Investments in Unrestricted Subsidiaries not to exceed the greater of (a) $100.0 million and (b) 3.5% of Total Assets.

“Permitted Liens” means:

(1)                                  Liens (other than Debt Securities Liens) securing Indebtedness under a Credit Facility permitted to be incurred under this Indenture;

(2)                                  Liens outstanding on the Issue Date;

(3)                                  Liens securing the Notes (other than any Additional Notes) or any guarantees;

(4)                                  Liens imposed by any governmental authority for taxes, assessments or charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Restricted Subsidiaries, as the case may be, in accordance with GAAP;

(5)                                  Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings and Liens arising out of judgments or awards against the Company or its Restricted Subsidiary with respect to which the Company or its Restricted Subsidiary shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

(6)                                  pledges or deposits under worker’s compensation, unemployment insurance and other similar legislation;

(7)                                  deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any of its Restricted Subsidiaries is a party, or deposits to secure public or statutory obligations of the Company or any of its Restricted Subsidiaries or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which the Company or any of its Restricted Subsidiaries is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(8)                                  easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, do not in the aggregate materially adversely affect the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)                                  Liens on property of any entity (including shares of stock owned by such entity) which becomes a Restricted Subsidiary of the Company after the date on which the Notes are originally issued; provided that such Liens are in existence at the time such entity becomes a Restricted Subsidiary of the Company and were not created in anticipation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

(10)                            Liens upon property, including software and license rights with respect to software, acquired after the date on which the Notes are originally issued (by purchase, construction or otherwise) by the Company or any of its Restricted

Subsidiaries, any of which Liens either (A) existed on such property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such property; provided that no such Lien shall extend to or cover any property of the Company or such Restricted Subsidiary other than the property so acquired and improvements thereon; and provided, further, that the principal amount of Indebtedness secured by any such Lien shall not exceed (at the time of incurrence) 100% of the fair market value (as determined in good faith by a senior financial officer of the Company) of such property at the time it was acquired (by purchase, construction or otherwise);

(11)                            any Liens arising as a result of the sale of property owned by the Company or any Restricted Subsidiary of the Company which property is, immediately following such sale, leased back to the Company or any Restricted Subsidiary;

(12)                            Liens in favor of the Company or any Restricted Subsidiary;

(13)                            Liens securing Hedging Protection Obligations of the Company or any of its Restricted Subsidiaries permitted to be incurred under this Indenture;

(14)                            Liens on property necessary to defease Indebtedness that was not incurred in violation of this Indenture;

(15)                            Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit or in possession of such bank;

(16)                            Liens on the property of Foreign Subsidiaries to secure Indebtedness of Foreign Subsidiaries permitted to be incurred under this Indenture;

(17)                            Liens related to bonds or similar instruments related to the Company’s or any Restricted Subsidiary’s 401(k) or other retirement based benefit plans;

(18)                            Liens incurred with respect to any environmental remediation program;

(19)                            Liens on specific items of inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods;

(20)                            leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(21)                            deposits made in the ordinary course of business to secure liability to insurance carriers;

(22)                            Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary of the Company to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Subsidiaries;

(23)                            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods in the ordinary course of business;

(24)                            Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business; and

(25)                            any extension, renewal or replacement (which replacement can occur after termination of the relevant agreement) of the foregoing; provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or property (other than a substitution of like property).

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Pro Rata Share” has the meaning specified in Section 1015.

“Qualified Capital Stock” means any stock that is not Disqualified Capital Stock.

“Rating Agency” means (i) S&P, (ii) Moody’s or (iii) if neither S&P nor Moody’s is rating the Notes, another recognized rating agency, selected by the Company.

“Record Date” means the applicable Record Date (whether or not a Business Day) specified in the Notes.

“Related Business” means, as determined by the Company in good faith, the businesses of the Company and its Restricted Subsidiaries as conducted on the Issue Date and similar, complementary or related businesses or reasonable extensions, developments or expansions thereof.

“Replacement Assets” means (a) assets of a kind used or usable in the businesses of the Company and its Restricted Subsidiaries (including capital expenditures) as conducted on the date of the relevant Asset Sale or (b) any Related Business (including the Capital Stock of a Person or Persons in any such businesses or Related Business and licenses or similar rights to operate).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning specified in Section 1010.

“Restricted Subsidiary” of any Person means any subsidiary of such Person that at the time of determination is not an Unrestricted Subsidiary.

“Reversion Date” has the meaning specified in Section 1009.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors to its ratings business.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Debt” means any indebtedness that is pari passu as to ranking with the Notes issued under this Indenture.

“Significant Subsidiary” shall have the meaning set forth in Rule 1-02(w) of Regulation S-X under the Securities Act.

“Subordinated Indebtedness” means Indebtedness of the Company which is expressly subordinated in right of payment to the Notes.

“Surviving Entity” has the meaning specified in Section 801(1).

“Supplemental Indenture” has the meaning specified in the first paragraph hereto.

“Suspended Covenants” has the meaning specified in Section 1009.

“Suspension Date” has the meaning specified in Section 1009.

“Suspension Period” has the meaning specified in Section 1009.

“Total Assets” means the total assets of the Company and its subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Company or such other Person as may be expressly stated.

“Transaction Date” has the meaning specified in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Transactions” means:

(a)                                  the consummation of the Honeywell Acquisition and the payment of all consideration, fees and expenses related thereto;

(b)                                 the issuance of Capital Stock of the Company in connection with the Honeywell Acquisition;

(c)                                  the entering into of the Credit Agreement and the payment of all fees and expenses in connection therewith;

(d)                                 the repayment by the Company of Indebtedness under the Company’s credit agreement that was in effect on July 1, 2008;

(e)                                  the issuance of the Existing Notes and the guarantees thereof, and the payment of all fees and expenses in connection therewith; and

(f)                                    payment of all other fees and expenses payable in connection with and related to the items listed in (a) through (e).

“Unrestricted Subsidiary” of any Person means:

(1)                                  any subsidiary of such Person that at the time of determination is or continues to be designated an Unrestricted Subsidiary by the board of directors of such Person in the manner provided below; and

(2)                                  any subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any subsidiary (including any existing or newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary unless such subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any subsidiary of the Company that is not a subsidiary of the subsidiary to be so designated; provided, however, that:

(x)                                   the Company certifies to the Trustee that such designation complies with Section 1010; and

(y)                                 each subsidiary to be so designated and each of its subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries except to the extent permitted by Section 1010 and Section 1011.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(x)                                   immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 1011; and

(y)                                 immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors will be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions. As of the Issue Date, the following Subsidiaries of the Company are Unrestricted Subsidiaries: Advanced Thermal Sciences Corporation, Aerospace Lighting Corporation and each of their respective subsidiaries.

“Voting Stock” has the meaning specified in the definition of “Change of Control.”

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)                                  the then outstanding aggregate principal amount of such Indebtedness; into

(b)                                 the sum of the total of the products obtained by multiplying:

(1)                                  the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof; by

(2)                                  the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

(B)           Section 101 of the Base Indenture shall be amended so that the following definitions in the Base Indenture shall be deleted in their entirety and replaced with the following:

An “Affiliate” of a Person means a Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; provided, however, that with respect to the Company, the term Affiliate shall not include the Company or any subsidiary of the Company so long as no Affiliate of the Company has any direct or indirect interest therein, except through the Company or its subsidiaries.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Capital Stock” means (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents, however designated, of corporate stock, including each class of common stock and preferred stock of such Person and (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such other Person or any other interest that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

“control” has the meaning specified in definition of “Affiliate.”

“Covenant Defeasance” has the meaning specified in Section 1403.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Event of Default” has the meaning specified in Section 501.

“Indebtedness” means with respect to any Person, without duplication:

(1)                                  the principal amount of all obligations of such Person for borrowed money;

(2)                                  the principal amount of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                  all Capitalized Lease Obligations of such Person;

(4)                                  all obligations of such Person to pay the deferred purchase price of property (but excluding trade accounts payable and other similar liabilities arising in the ordinary course of business and excluding any earn-out obligations);

(5)                                  all obligations of such Person for the reimbursement of any obligor on any letter of credit or banker’s acceptance;

(6)                                  guarantees of such Person in respect of Indebtedness of a Person referred to in clauses (1) through (5) above and clause (8) below;

(7)                                  all Indebtedness of any other Person of the type referred to in clauses (1) through (6) above which is secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the Fair Market Value at such date of any asset subject to any Lien securing the Indebtedness of others and the amount of the Indebtedness secured;

(8)                                  all Hedging Protection Obligations of such Person, excluding non-speculative Hedging Protection Obligations;

(9)                                  all Preferred Stock of any Restricted Subsidiary of such Person; and

(10)                            all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, (1) the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness is required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value will be determined reasonably and in good faith by the issuer of such Disqualified Capital Stock and (2) accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of

Section 1011.  The amount of Indebtedness of any Person at any date will be the amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP.

“Indenture” has the meaning specified in the first paragraph hereto.

“Stated Maturity” means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

II.            Set forth below are the changes to Article 2 of the Base Indenture: Security Forms:

(A)          Section 201 of the Base Indenture shall be amended to include the following as an additional paragraph:

Provisions relating to the Initial Notes are set forth in Appendix A hereto which is hereby incorporated in, and expressly made part of, this Indenture.  The Initial Notes and the Trustee’s certificate of authentication thereof shall be substantially in the form of Exhibit 1 to Appendix A hereto, which is hereby incorporated in, and expressly made a part of, this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them.  Each Notes shall be dated the date of its authentication and shall show the date of its issuance.  The terms of the Notes set forth in Appendix A and the exhibits thereto are part of the terms of this Indenture.

III.           Set forth below are the changes to Article 3 of the Base Indenture: The Securities:

(A)          Section 302 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 302            Denominations.

The Notes shall be issuable only in registered form without coupons in minimum denominations of $2,000 and any greater integral multiple of $1,000.

(B)           Section 303 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 303            Execution and Authentication.

An Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that or any office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $650,000,000 and, at any time and from time to time thereafter, the Trustee shall authenticate Notes for original issue in an aggregate principal amount specified in a written order of the Company in the form of an Officers’ Certificate.  The Officers’ Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 314 after the Issue Date, shall certify that such issuance is in compliance with Section 1011.  Upon receipt of a written order of the Company in the form of an Officers’ Certificate, the Trustee shall authenticate Notes in substitution for Notes originally issued to reflect any name change of the Company.  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes.  Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

(C)           The following shall be added to the Base Indenture as Section 314:

Section 314            Issuance of Additional Notes.

After the Issue Date, the Company shall be entitled, subject to its compliance with Section 1011, to issue Additional Notes under this Indenture in an unlimited aggregate principal amount, which Notes shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price.  The Initial Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1)                                  the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture and the provision of Section 1011 that the Company is relying on to issue such Additional Notes; and

(2)                                  the issue price, the issue date and the CUSIP number of such Additional Notes.

The Trustee shall have the right to decline to authenticate and deliver any Additional Notes under this Section 314 if the Trustee determines that such action may not lawfully be taken by the Company or if the Trustee in good faith by its board of directors or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders.

IV.           Set forth below are the changes to Article 4 of the Base Indenture:  Satisfaction and Discharge:

(A)          Section 401 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 401            Satisfaction and Discharge of Indenture.

This Indenture shall be discharged and will cease to be of further effect as to all Notes issued hereunder when:

(1)                                  either (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation or (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)                                  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(3)                                  the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(4)                                  the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

V.            Set forth below are the changes to Article 5 of the Base Indenture: Remedies:

(A)          Section 501 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 501            Events of Default.

An “Event of Default” means any of the following events:

(1)                                  the failure to pay interest on any Notes when the same becomes due and payable and such default continues for a period of 30 days; or

(2)                                  the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise, including the failure to make a payment to repurchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer; or

(3)                                  a default in the observance or performance of any other covenant or agreement contained in this Indenture not specified in clause (1) or (2) above which default continues for a period of 60 days after the Company receives written notice specifying the default, and demanding that such default be remedied, from the Trustee or the Holders of at least 25% of the Outstanding principal amount of the Notes; or

(4)                                  the failure to pay at final maturity, giving effect to any extensions thereof, the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary, other than intercompany Indebtedness, or the acceleration of the final stated maturity of any such Indebtedness, if, in either case, the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $50.0 million or more at any time; or

(5)                                  failure by the Company or a Restricted Subsidiary of the Company that is a Significant Subsidiary to pay any final judgment or final judgments entered by a court or courts of competent jurisdiction for the payment of money in excess (net of amounts covered by third-party insurance) of $50.0 million rendered against the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary and is not discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect; or

(6)                                  the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary (i) admits in writing its inability to pay its debts generally as they become due, (ii) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (iii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iv) consents to the appointment of a Custodian of it or for substantially all of its property, (v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (vi) makes a general assignment for the benefit of its creditors or (vii) takes any partnership or corporate action, as the case may be, to authorize or effect any of the foregoing;

(7)                                  a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any such Significant Subsidiary of the Company, (ii) appoint a Custodian of the Company or any such Significant Subsidiary of the Company or for substantially all of any of their property or (iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(8)                                  any guarantee of a Significant Subsidiary of the Company ceases to be in full force and effect or any guarantee of a Significant Subsidiary of the Company is held in a judicial proceeding to be null and void and unenforceable or any guarantee of a Significant Subsidiary of the Company is found to be invalid by a final judgment or order that is not appealable or any Significant Subsidiary of the Company that is a guarantor denies its liability under its guarantee, other than by reason of a release of such Significant Subsidiary in accordance with the terms of this Indenture.

(B)           Section 502 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 502            Acceleration of Maturity.

If an Event of Default (other than an Event of Default specified in Section 501(6) and (7) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of Outstanding Notes may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same will become immediately due and payable.  If an Event of Default specified in Section (6) and (7) with respect to the Company occurs and is continuing, then all unpaid principal of and accrued and unpaid interest on all Outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1)                                  if the rescission would not conflict with any judgment or decree;

(2)                                  if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)                                  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due other than by such declaration of acceleration, has been paid;

(4)                                  if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

(5)                                  in the event of the cure or waiver of an Event of Default of the type described in Section 501(6) and (7), the Trustee has received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such recession shall affect any subsequent Default or impair any right consequent thereto.

VI.           Set forth below are the changes to Article 7 of the Base Indenture: Holders’ Lists and Reports by the Trustee and Company:

(A)          Section 703 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 703            Reports by the Company.

(1)           Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, such quarterly and annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified in those sections.  The Company promptly will deliver to the Trustee, but in any event no later than 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.  For purposes of this Section 703, the Company will be deemed to have furnished all required reports and information referred to in this Section 703 to the Trustee and the Holders of the Notes as required by this Section 703 if it has timely filed the reports referred to in this paragraph with the Commission via the EDGAR filing system and such reports are publicly available.  The Company will also comply with the other provisions of TIA Section 314(a).

(2)           Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its obligations under this Section 703 for purposes of Section 501(3) until 90 days after the date any report hereunder is due.

(3)           Delivery of such reports, information and documents to the Trustee under this Section 703 is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).

VII.          Set forth below are the changes to Article 8 of the Base Indenture: Consolidation, Merger, Conveyance, Transfer or Lease:

(A)          Section 801 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 801            Company May Consolidate, Etc., Only on Certain Terms.

The Company will not, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) in one or more related transactions or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, (other than if a Restricted Subsidiary merges or consolidates with or into, or sells, assigns, transfers, leases or otherwise disposes of all or substantially all of its properties and assets as an entity to, the Company) unless:

(1)                                  either (A) the Company shall be the surviving or continuing Person or (B) the Person, if other than the Company, formed by such consolidation or into which the Company is merged, or the Person that acquires by sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s assets determined on a consolidated basis for the Company and its Restricted Subsidiaries (the “Surviving Entity”), (x) shall be a Person organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed;

(2)                                  immediately after giving effect to such transaction, the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to Section 1011 or the Consolidated Fixed Charge Coverage Ratio for the Company or the Surviving Entity, as the case may be, would be greater than such ratio immediately prior to such transaction, provided, however, in no event shall the Consolidated Fixed Charge Coverage Ratio for the Company or the Surviving Entity, as the case may be, be less than 1.5 to 1.0 immediately after giving effect to such transaction;

(3)                                  immediately before and immediately after giving effect to such transaction, including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction, no Default or Event of Default shall have occurred and be continuing; and

(4)                                  the Company or such Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, shall comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to the execution of such supplemental indenture have been satisfied.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing Person, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such and the Company shall be relieved of all of its obligations and duties under this Indenture and the Notes.

VIII.        Set forth below are the changes to Article 9 of the Base Indenture: Supplemental Indentures:

(A)          Section 901 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 901            Supplemental Indentures Without Consent of Holders.

The Company and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

(1)                                  to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)                                  to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                                  to comply with Section 801 and Section 1015;

(4)                                  to provide for the assumption of the Company’s or any guarantor’s obligations under this Indenture;

(5)                                  to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(6)                                  to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any guarantor;

(7)                                  to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(8)                                  to evidence and provide for the acceptance and appointment under this Indenture of a successor trustee thereunder pursuant to the requirements thereof;

(9)                                  to add a guarantor under this Indenture;

(10)                            to conform the text of this Indenture or the Notes to any provision of the “Description of Notes,” as set forth, to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Notes;

(11)                            to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; or

(12)                            to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as security for the payment and performance of all or any portion of the Notes, in any property or assets.

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 901.

(B)           Section 902 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 902            Supplemental Indentures With Consent of Holders.

Subject to Section 508, the Company and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount, unless a greater principal amount is specified herein, of the Outstanding Notes, may amend or supplement this Indenture or the Notes, without notice to any other Holders.  Subject to Section 508, the Holder or Holders of a majority in aggregate principal amount, unless a greater principal amount is specified herein, of the Outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holders.  Without the consent of each Holder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 513, may:

(1)                                  reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                  reduce the rate of or extend the time for payment of interest, including defaulted interest, on any Notes;

(3)                                  reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the Redemption Price therefor;

(4)                                  make any Notes payable in money other than that stated in the Notes;

(5)                                  at any time after a Change of Control has occurred or the requirement to make a Net Proceeds Offer has occurred, amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 1008 or a Net Proceeds Offer if one is required under Section 1015, as the case may be, including amending, changing or modifying any definition relating thereto;

(6)                                  make any change in provisions of this Indenture protecting the right of each Holder of a Note to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Notes to waive Defaults or Events of Default (other than Defaults or Events of Default with respect to the payment of principal of or interest on the Notes);

(7)                                  adversely affect the classification of the Notes or the guarantees as Senior Debt in this Indenture; or

(8)                                  release any guarantor from any of its obligations under its guarantee or this Indenture other than in accordance with the terms of this Indenture.

It shall not be necessary for the consent of the Holders under this Section 902 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 902 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement, waiver or supplemental indenture.

IX.           Set forth below are the changes to Article 10 of the Base Indenture: Covenants:

(A)          Section 1004 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 1004          Statement by Officers as to Default.

(a)           The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of compliance by the Company with all conditions and covenants under this Indenture.  For purposes of this Section 1004(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)           The Company shall deliver to the Trustee, within 10 days after the Company becomes aware of such event, written notice in the form of an Officers’ Certificate of any event that with the giving of notice and/or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

(B)           Section 1007 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 1007          Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1010 through 1014, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect; provided, however, that the Holders of each Outstanding Note affected thereby is required to waive the obligation of the Company to make and consummate a Change in Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale.

(C)           The following shall be added to Article 10 of the Base Indenture as follows:

Section 1008          Change of Control.

(a)           Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company repurchase all or a portion (in integral multiples of $1,000; provided that the Company will repurchase Notes of $2,000 or less in whole and not in part) of such Holder’s Notes, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

(b)           Within 30 days following the date upon which the Change of Control occurred, the Company will send, by first class mail, a notice to each Holder, with a copy to the Trustee, offering to purchase the Notes as described above (the “Change of Control Offer”).  The notice to the Holders shall contain instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer.  Such notice shall state:

(1)                                  that the Change of Control Offer is being made pursuant to this Section 1008 and that all Notes tendered and not withdrawn will be accepted for payment;

(2)                                  the purchase price (including the amount of accrued interest) and the purchase date, which shall be no earlier than 30 days nor later than 70 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”);

(3)                                  that any Note not tendered will continue to accrue interest;

(4)                                  that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)                                  that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m. New York City time on the third Business Day prior to the Change of Control Payment Date;

(6)                                  that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m. New York City time on the second Business Day prior to the Change of Control Payment Date, a letter or facsimile transmission setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(7)                                  that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and

(8)                                  the circumstances and relevant facts regarding the Change of Control Offer.

On or before the Change of Control Payment Date, the Company will (i) accept for payment Notes or portions thereof tendered (in integral multiples of $1,000; provided that the Company will repurchase notes of $2,000 or less in whole and not in part) pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money in an amount sufficient to pay the purchase price plus accrued but unpaid interest, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof being purchased by the Company.  The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered.  For purposes of this Section 1008, the Trustee shall act as the Paying Agent.

Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer promptly shall be returned by the Trustee to the Company.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) notice of redemption has been given pursuant to this

Indenture as described under Section 1104, unless and until there is a default of the applicable Redemption Price.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 1008, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 1008 by virtue thereof.

(D)          Section 1009          Suspension of Certain Covenants when Notes Rated Investment Grade.

During any period of time that: (i) the Notes have an Investment Grade Rating from either Rating Agency and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company and the Restricted Subsidiaries will not be subject to Sections 1010, 1011, 1012, 1014, 1015 and clause (2) of the first paragraph of Section 801 (collectively, the “Suspended Covenants”).  The Company shall give prompt written notice of any Covenant Suspension Event to the Trustee.

Upon the occurrence of a Covenant Suspension Event (the “Suspension Date”), the amount of Net Cash Proceeds that have not been invested or applied as provided under Section 1015 shall be set at zero as of such date. In the event that, on any date subsequent to any Suspension Date (the “Reversion Date”), the Notes do not have an Investment Grade Rating from at least one Rating Agency, or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this Indenture as the “Suspension Period.” Notwithstanding the reinstatement of the Suspended Covenants, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 1010 will be made as though Section 1010 had been in effect since the Issue Date and throughout the Suspension Period.  Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of Section 1010.  On the Reversion Date all Indebtedness Incurred during the Suspension Period will be classified as having been Incurred under clause (3) of the definition of Permitted Indebtedness.

(E)           Section 1010          Limitation on Restricted Payments.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(a)                                  declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or in warrants,

rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock of the Company) on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock (other than dividends or distributions to a Restricted Subsidiary that owns Capital Stock of the Company);

(b)                                 purchase, redeem or otherwise acquire or retire for value any Equity Interests, other than the exchange of Equity Interests to acquire Qualified Capital Stock;

(c)                                  make any principal payment on or repurchase, redeem, defease or otherwise acquire or retire for value, prior to a scheduled principal payment, scheduled sinking fund payment or maturity, any Subordinated Indebtedness (other than payments on or repurchases, redemptions, defeasances or other acquisitions or retirement of (a) any Subordinated Indebtedness purchased in anticipation of satisfying a scheduled principal payment, maturity, sinking fund or amortization or other installment obligation or mandatory redemption, in each case due within one year of the date of payment, repurchase, acquisition or retirement) or (b) Subordinated Indebtedness permitted to be incurred under clause (6) of the definition of Permitted Indebtedness);

(d)                                 make any Restricted Investment (other than Permitted Investments);

(each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment, or immediately after giving effect thereto:

(1)                                  a Default or an Event of Default shall have occurred and be continuing;

(2)                                  the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 1011; or

(3)                                  the aggregate amount of Restricted Payments made subsequent to the Issue Date (without duplication and excluding Restricted Payments permitted by clauses (2)(a), (3), (4), (5), (6), (8) and (11) of the following paragraph) shall exceed the sum of:

(v)                                 50% of the cumulative Consolidated Net Income, or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss, of the Company earned during the period beginning January 1, 2008 and ending on the last day of the most recent fiscal quarter for which internal financial statements are available as of the date the Restricted Payment occurs, treating such period as a single accounting period; plus

(w)                               the aggregate net cash proceeds and the Fair Market Value of property or assets received (i) by the Company or any of its Restricted Subsidiaries from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale subsequent to July 1, 2008 and on or prior to the date the Restricted Payment occurs of Qualified Capital Stock, or in respect of warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, including Qualified Capital Stock issued upon the conversion or exchange of Indebtedness and (ii) by the Company as capital contributions to the Company from its shareholders subsequent to July 1, 2008 and on or prior to the date the Restricted Payment occurs; plus

(x)                                   the amount by which Indebtedness of the Company or a Restricted Subsidiary is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to July 1, 2008 of any Indebtedness of the Company or a Restricted Subsidiary for Qualified Capital Stock of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange); plus

(y)                                 an amount equal to the net cash proceeds and Fair Market Value of property or assets received by the Company or any of its Restricted Subsidiaries after July 1, 2008 or from repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary, or from the net cash proceeds from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of the Company’s Consolidated Net Income), from the release of any guarantee (except to the extent any amounts are paid under such guarantee) or, in the case of a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of such redesignation.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

(1)                                  the payment of any dividend or distribution within 60 days after the date of declaration of such dividend or distribution, if the dividend or distribution would have complied with the provisions of this Indenture on the date of declaration;

(2)                                  the making of any Restricted Payment, either:

(a)                                  in exchange for shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, or

(b)                                 through the application of the net proceeds of a sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, so long as such net proceeds are applied pursuant to this clause (b) within 180 days of such sale;

(3)                                  the repurchase by the Company of its Capital Stock if after giving effect thereto the aggregate consideration paid or payable for all such purchases does not exceed $150.0 million;

(4)                                  so long as no Default or Event of Default shall have occurred and be continuing, the repurchase of any Subordinated Indebtedness of the Company at a purchase price not greater than 100% of the principal amount of such Subordinated Indebtedness in the event of an Asset Sale pursuant to a provision similar to Section 1015; provided that prior to or concurrently with such repurchase the Company has made the Net Proceeds Offer as provided in such covenant with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Net Proceeds Offer;

(5)                                  so long as no Default or Event of Default shall have occurred and be continuing, the repurchase of any Subordinated Indebtedness of the Company at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control pursuant to a provision similar to Section 1008; provided that prior to or concurrently with such repurchase the Company has made the Change of Control Offer as provided in Section 1008 with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer;

(6)                                  the purchase, redemption or other acquisition or retirement for value of Subordinated Indebtedness (other than Disqualified Capital Stock) in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence (other than to a Restricted Subsidiary) of, Indebtedness of the Company so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Indebtedness being so purchased, redeemed, acquired or retired, plus any accrued and unpaid interest thereon, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of any fees, expenses or defeasance costs of the Company incurred in connection with such refinancing, (B) such new Indebtedness is subordinated to the Notes at least to the same extent as the Subordinated Indebtedness so purchased, redeemed, acquired or retired and (C) such new Indebtedness has an Average Life longer than the Average Life of the Subordinated Indebtedness and a Stated Maturity later than the Stated Maturity of the Subordinated Indebtedness;

(7)                                  so long as no Default or Event of Default shall have occurred and be continuing, other Restricted Payments by the Company in an aggregate amount expended pursuant to this clause (7) not to exceed $150.0 million;

(8)                                  the repurchase of any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any such Capital Stock deemed to occur upon the exercise of stock options or warrants to acquire Qualified Capital Stock or other similar arrangements to acquire Qualified Capital Stock (including any fractional interests resulting therefrom), if such repurchased Capital Stock or warrants, rights or options to acquire shares of any such Capital Stock represent a portion of the exercise price thereof and applicable withholding taxes, if any;

(9)                                  so long as no Default or Event of Default shall have occurred and be continuing, the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company held by any future, present or former officers, directors, employees, members of management or consultants (or their heirs, family members, spouses, former spouses or their estates or other beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any plan or agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any calendar year after the Issue Date does not exceed an aggregate amount of $10.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $15.0 million in any calendar year); provided, further, that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from members of management of the Company or any of the Company’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this Section 1010 or any other provision of this Indenture;

(10)                            the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with Section 1011; and

(11)                            Restricted Payments that are made in connection with or related to the Honeywell Acquisition.

In determining the aggregate amount of Restricted Payments made subsequent to July 1, 2008 in accordance with clause (3) of the immediately preceding paragraph, amounts expended (to the extent such expenditure is in the form of cash) pursuant to clauses (1), (2)(b), (7) and (9) of this paragraph will be included in such calculation.

(F)           Section 1011          Limitation on Incurrence of Additional Indebtedness.

The Company will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness, other than Permitted Indebtedness; provided, however, that the Company, any guarantor (or a Restricted Subsidiary which guarantees the Notes at the time of such incurrence) may incur Indebtedness if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and application of proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Company would be equal to or greater than 2.0 to 1.0.

(G)           Section 1012          Limitations on Transactions with Affiliates.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company in any transaction or series of related transactions (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20.0 million unless:

(1)                                  such Affiliate Transaction, as determined by the Company in good faith, is on terms that are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(2)                                  the Company delivers to the Trustee an Officer’s Certificate with respect to such Affiliate Transaction stating that the Company has approved such Affiliate Transaction and stating that such Affiliate Transaction complies with clause (1) above; and

(3)                                  for any transaction or series of related transactions with an aggregate value of $50.0 million or more, such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company, if any.

The foregoing restrictions will not apply to:

(1)                                  payment of reasonable fees and compensation paid to, or loans made to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any subsidiary (including any employment agreements, employee benefit plans or indemnification agreements entered into with such Persons) as determined, in good faith, by the Company;

(2)                                  any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;

(3)                                  any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is, as determined by the Company, not more materially disadvantageous to the Holders when taken as a whole than the original agreement as in effect on the Issue Date;

(4)                                  Permitted Investments and Restricted Payments permitted by this Indenture;

(5)                                  transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are, in the determination of the Company, fair to the Company and its Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(6)                                  commercially reasonable transactions between the Company or a Restricted Subsidiary and any joint venture or any Unrestricted Subsidiary and otherwise in compliance with the terms of this Indenture which are, in the determination of the Company at the time of entry into such transactions, fair to the Company and its Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

(7)                                  the issuance or sale of any Equity Interests of the Company.

(H)          Section 1013          Limitation on Liens.

(a)                                  The Company will not, and will not permit:

(x)                                   any of the guarantors, directly or indirectly, to create, incur or assume any Lien securing Indebtedness; or

(y)                                 any of its non-guarantor Restricted Subsidiaries, directly or indirectly, to create, incur or assume any Debt Securities Lien;

in each case (other than Permitted Liens) upon any property or asset now owned or hereafter acquired by them, or any income or profits therefrom, or assign or convey any right to receive income therefrom.

(b)                                 Notwithstanding the foregoing, in addition to creating Permitted Liens on their properties or assets:

(x)                                   the Company and any of the guarantors may create any Lien securing Indebtedness upon any of their properties or assets (including, but not limited to, any Capital Stock of its subsidiaries); or

(y)                                 any of the Company’s non-guarantor Restricted Subsidiaries may create Debt Securities Liens upon any of its properties or assets (including, but not limited to, any Capital Stock of its subsidiaries);

in each case, if the Notes are secured equally and ratably with (or, if the Indebtedness to be secured by the Lien is subordinated in right of payment to the Notes, prior to) the Indebtedness so secured, as the case may be, for so long as such obligations are so secured.

(c)                                  Any such Lien shall be automatically and unconditionally released and discharged in all respects upon (i) the release and discharge of the other Lien to which it relates (except a release and discharge upon payment of the obligation secured by such Lien during the pendency of any Default or Event of Default under this Indenture, in which case such Liens shall only be discharged and released upon payment of the Notes or cessation of such Default or Event of Default), (ii) in the case of any such Lien in favor of any guarantee, upon the termination and discharge of such guarantee in accordance with the terms of this Indenture or (iii) any sale, exchange or transfer (other than a transfer constituting a transfer of all or substantially all of the assets of the Company that is governed by Section 801) in compliance with this Indenture to any Person (not an Affiliate of the Company) of the property or assets secured by such initial Lien, or of all of the Capital Stock held by the Company, any guarantor or any non-guarantor Restricted Subsidiary, as the case may be, in, or all or substantially all the assets of, any guarantor or any non-guarantor Restricted Subsidiary, as the case may be, creating such initial Lien.

(I)            Section 1014          Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)                                  pay dividends or make any other distributions on or in respect of its Capital Stock;

(b)                                 make loans or advances to or pay any Indebtedness owed to the Company or any other Restricted Subsidiary of the Company; or

(c)                                  transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company;

except for such encumbrances or restrictions existing under or by reason of:

(1)                                  applicable law, rule, regulation or order of, or agreements with, governmental authorities with respect to assets located in their jurisdiction;

(2)                                  the Notes, this Indenture or any guarantee thereof;

(3)                                  (A) customary provisions (i) restricting the subletting or assignment of any property or asset that is a lease, license, conveyance or contract or similar property or asset or (ii) contained in agreements related to the license of copyrighted or patented materials or other intellectual property, (B) provisions in agreements that restrict the assignment of such agreements or rights thereunder, (C) contained in the terms of Capital Stock restricting the payment of dividends and the making of distributions on Capital Stock or (D) in contracts with customers entered into the ordinary course of business that impose restriction on cash or other deposits or net worth;

(4)                                  any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary or merged with or into the Company or any Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than (a) the Person or the properties or assets of the Person so acquired (including the Capital Stock of such Person), or (b) any Restricted Subsidiary having no assets other than (i) the Person or the properties or assets of the Person so acquired (including the Capital Stock of such Person) and (ii) other assets having a fair market value not in excess of $1.0 million, and, in each case, the monetary proceeds thereof;

(5)                                  any agreement or instrument (A) in effect at or entered into on the Issue Date or (B) governing Indebtedness, including the Credit Agreement, provided that (x) such Indebtedness is permitted under this Indenture and (y) the Company has determined in good faith at the time of incurrence that such encumbrance or restriction will not adversely affect in any material respect the Company’s ability to make principal or interest payments on the Notes as and when due;

(6)                                  purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(7)                                  restrictions on the transfer of assets subject to any Lien permitted under this Indenture;

(8)                                  restrictions imposed by any agreement to sell assets not in violation of this Indenture to any Person pending the closing of such sale;

(9)                                  customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

(10)                            the subordination of any Indebtedness owed by the Company or any of its Restricted Subsidiaries to the Company or any other Restricted Subsidiary to any other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that such other Indebtedness is permitted under this Indenture; or

(11)                            any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing of the contracts, instruments or obligations referred to in subclauses (1) through (10) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

(J)            Section 1015          Limitation on Asset Sales.

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                  the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and

(2)                                  at least 75% of the consideration received by the Company or such Restricted Subsidiary from such Asset Sale is cash or Cash Equivalents, Replacement Assets or a combination thereof; provided that the amount of (a) any liabilities (other than Subordinated Indebtedness) of the Company or any such Restricted Subsidiary, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, that are assumed by the transferee of any such assets, (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 90 days of the time of such disposition, to the extent of the cash or Cash Equivalents received and (c) any Designated Non-Cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $50.0 million, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, will each be deemed to be cash for the purposes of this clause (2); provided that the 75% limitation referred to above will not apply to any sale, transfer or other disposition of assets in which the cash portion of the consideration received therefor is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation.

Within 365 days of the receipt of Net Cash Proceeds of any Asset Sale, the Company may apply directly or through a Restricted Subsidiary, or causes such Restricted Subsidiary to apply, an amount equal to the Net Cash Proceeds relating to such Asset Sale thereof either (A) to repay Indebtedness under the Credit Agreement or any other Credit Facility (and in the case of any Indebtedness outstanding under a revolving credit facility and repaid in satisfaction of this Section 1015, to permanently reduce the amounts that may be reborrowed thereunder by an equivalent amount), or Indebtedness of a Restricted Subsidiary with the Net Cash Proceeds received in respect thereof, (B) to reinvest in Replacement Assets or (C) a combination of prepayment, reduction and investment permitted by the foregoing clauses (A) and (B); provided that, if during such 365-day period the Company or Restricted Subsidiary enters into a definitive written agreement committing it to apply such Net Cash Proceeds in accordance with the requirements of clauses (B) above, such 365-day period shall be extended with respect to the amount of Net Cash Proceeds so committed until the later of the date required to be paid in accordance with such agreement and 90 days. Pending the final application of any Net Cash Proceeds pursuant to clause (B) above, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

On the later of the 366th day after an Asset Sale and the date the Company or such Restricted Subsidiary agreed to apply such Net Cash Proceeds in accordance with it previously entered into definitive agreement; provided that such date may be earlier, as the Company or such Restricted Subsidiary may determine (the “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds that have not been so applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (A), (B) and (C) of the preceding sentence (each, a “Net Proceeds Offer Amount”) will be applied by the Company to make an offer to repurchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of Notes equal to the Net Proceeds Offer Amount multiplied by a fraction, the numerator of which is the aggregate principal amount of Notes then Outstanding and the denominator of which is the sum of the aggregate principal amount of Notes and Pari Passu Indebtedness then outstanding (the “Pro Rata Share”), at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued interest to the date of repurchase.

Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $50.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $50.0 million, at which time the Company will apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer, the first date the aggregate of all such deferred Net Proceeds Offer Amounts is at least $50.0 million being deemed to be a Net Proceeds Offer Trigger Date. To the extent that the aggregate purchase price of Notes tendered pursuant to any Net Proceeds Offer is less than the Pro Rata Share, the Company or any guarantor may use such amount for any purpose not prohibited by this Indenture. Upon completion of any Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset to zero.

Notice of a Net Proceeds Offer will be mailed, by first class mail, by the Company to Holders as shown on the register of Holders at their last registered address not less than 30 days nor more than 60 days before the Net Proceeds Offer Payment Date, with a copy to the Trustee.  The notice shall contain instructions and materials necessary to enable such Holders to tender their Notes pursuant to the Net Proceeds Offer and shall state the following terms:

(1)                                  that the Net Proceeds Offer is being made pursuant to this Section 1015, that all Notes tendered will be accepted for payment; provided ,however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000 or multiples thereof shall be purchased) and that the Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

(2)                                  the Net Proceeds Offer Amount (including the amount of accrued interest) and the Net Proceeds Offer Payment Date (which shall be not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date and which shall be at least five Business Days after the Trustee receives notice thereof from the Company);

(3)                                  that any Note not tendered will continue to accrue interest;

(4)                                  that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

(5)                                  that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Net Proceeds Offer Payment Date;

(6)                                  that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes such Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(7)                                  that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $2,000 or any greater integral multiple of $1,000 thereof.

On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (1) above, (ii) deposit with the Paying Agent money in an amount sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof being purchased by the Company.  The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any.  For purposes of this Section 1015, the Trustee shall act as the Paying Agent.

Any amounts remaining after the purchase of Notes pursuant to a Net Proceeds Offer promptly shall be returned by the Trustee to the Company.

If an offer is made to repurchase the Notes pursuant to a Net Proceeds Offer, the Company will and will cause its Restricted Subsidiaries to comply with all tender offer rules under state and federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 1015, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

(K)          Section 1016          Limitation of Guarantees by Restricted Subsidiaries.

(a)                                  The Company will not permit any Restricted Subsidiary (other than a guarantor) to guarantee any Indebtedness of the Company or any guarantor unless, in any such case:

(1)                                  such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture, providing a guarantee of payment of the Notes by such Restricted Subsidiary in the form required by this Indenture; and

(2)                                  if such guarantee is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness is similarly subordinated to the guarantee of the Notes;

provided that this paragraph shall not be applicable to any guarantee of any Restricted Subsidiary that (x) existed at the time such Person became a Restricted Subsidiary of the Company and (y) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company.

(b)                                 Any guarantee of the Notes by a Restricted Subsidiary will provide by its terms that it will be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

(1)                                  the release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such guarantee of the Notes was executed and delivered pursuant to paragraph (a) above (except a release by or as a result of payment under such Indebtedness);

(2)                                  any sale or other disposition (by merger or otherwise) to any Person that is not an Affiliate of the Company, of the Company’s Capital Stock in such Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary; provided, however, that:

(x)                                   such sale or disposition of such Capital Stock is otherwise in compliance with the terms of this Indenture; and

(y)                                 the Company is deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such entity not sold or disposed plus the Fair Market Value of any guarantee by the Company or any Restricted Subsidiary of Indebtedness of such entity;

(3)                                  any sale or other disposition (by merger or otherwise) to any Person that is not an Affiliate of the Company, of all of the Company’s Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided, however, that:

(x)                                   such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture; and

(y)                                 such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed;

(4)                                  the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in compliance with the terms of this Indenture; or

(5)                                  the exercise by the Company of its Legal Defeasance option under Article 14 or the discharge of the Company’s obligations under this Indenture.

(L)           Section 1017          Payment of Taxes and Other Claims.

The Company shall pay prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

X.            Set forth below are the changes to Article 11 of the Base Indenture: Redemption of Securities:

(A)          Section 1102 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 1102          Election to Redeem; Notice to Trustee.

If the Company elects to redeem Notes pursuant to the redemption provisions of Paragraphs 5 through 7 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed.  The Company shall give notice of redemption, which notice shall include all information referenced in Section 1104(1) through (8), to the Paying Agent and Trustee at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), together with an Officers’ Certificate stating that such redemption will comply with the conditions contained herein.  Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

(B)           Section 1103 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 1103          Selection by Trustee of Notes to be Redeemed.

In the event that less than all of the Notes are to be redeemed at any time pursuant to the redemption provisions of Paragraphs 5 through 7 of the Notes, the Trustee will select the Notes or portions thereof to be redeemed among the Holders of the Notes as follows:

(1)                                  if the Notes are listed, in compliance with any applicable requirements of the principal national securities exchange on which the notes are listed; or

(2)                                  if the Notes are not so listed, on a pro rata basis, by lot or by any other method the Trustee considers fair and appropriate;

The Trustee shall make the selection from the Notes Outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.  Notes in denominations of $2,000 or less may be redeemed only in whole.  The Trustee may select for redemption portions (equal to $2,000 or any greater integral multiple of $1,000 thereof) of the principal amount of Notes that have denominations larger than $2,000.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

(C)           Section 1104 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 1104          Notice of Redemption.

In the case of an optional redemption pursuant to the provisions of Paragraphs 6 and 7 of the Notes, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address.  At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided, however, the Trustee shall not be required to give such notice if it has not received notice from the Company in accordance with Section 1102.  Each notice for redemption shall identify the Notes to be redeemed (including the CUSIP number(s), if any) and shall state:

(1)                                  the Redemption Date;

(2)                                  the Redemption Price and the amount of accrued interest, if any, to be paid;

(3)                                  the name and address of the Paying Agent;

(4)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(5)                                  that, unless the Company defaults in making the redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(6)                                  if any Note is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued upon surrender of the original Note;

(7)                                  if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

(8)                                  the paragraph of the Notes pursuant to which the Securities are to be redeemed.

(D)          Section 1105 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 1105          Deposit of Redemption Price.

On or before 11:00 a.m. New York Time on the Business Day prior to the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, of all Notes to be redeemed on that date (other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation).  The Paying Agent or Trustee shall promptly return to the Company any money so deposited which is not required for that purpose.

If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment when due of such Redemption Price plus accrued and unpaid interest, if any, or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

(E)           Section 1106 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 1106          Securities Payable on Redemption Date.

Once notice of redemption is mailed in accordance with Section 1104, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any.  Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

(F)           Section 1107 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 1107          Securities Redeemed in Part.

Upon surrender and cancellation of a Note that is to be redeemed in part only, the Trustee shall authenticate for the Holder a new Note or Notes in a principal amount equal to the unredeemed portion of the Note surrendered.

XI.           Set forth below are the changes to Article 12 of the Base Indenture: Sinking Funds:

(A)          Article 12 of the Base Indenture shall be deleted in its entirety and replaced with the following:

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

XII.         Set forth below are the changes to Article 14 of the Base Indenture: Defeasance and Covenant Defeasance:

(A)          Section 1401 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 1401          Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either Section 1402 or Section 1403 be applied to all Outstanding Notes upon compliance with the conditions set forth in Section 1404.

(B)           Section 1402 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 1402          Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 1401 hereof of the option applicable to this Section 1402, the Company shall, subject to the satisfaction of the conditions set forth in Section 1404, be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1405 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and any amounts deposited under Section 1404 shall cease to be subject to any other obligations, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of, or interest or premium and liquidated damages, if any, on such Notes when such payments are due from the trust fund described in Section 1404; (B) the Company’s obligations with respect to the Notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust; (C) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and (D) this Article 14.  Subject to compliance with this Article 14, the Company may exercise its option under this Section 1402 notwithstanding the prior exercise of its option under Section 1403 with respect to such Securities.

(C)           Section 1403 shall be deleted in its entirety and replaced with the following:

Section 1403          Covenant Defeasance.

Upon the Company’s exercise under Section 1401 of the option applicable to this Section 1403, the Company shall be released from its obligations under Section 703, Section 1006, Section 1008 and Sections 1010 through 1017 and Article 8, and its obligations under any other covenant, with respect to such Outstanding Notes on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, “Covenant Defeasance”), and such Notes shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for financial accounting purposes) and Holders of the Notes and any amounts deposited under Section 1404 shall cease to be subject to any other obligations.  For this purpose, such Covenant Defeasance means that, with respect to such Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(3) or Section 501(4) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 1401 hereof of the option applicable to this Section 1403, subject to the satisfaction of the conditions set forth in Section 1404, Sections 501(3), 501(4), 501(5) and 501(8) shall not constitute Events of Default.

(D)          Section 1404 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 1404          Conditions to Defeasance or Covenant Defeasance.

In order to exercise either Legal Defeasance as described in Section 1402 or Covenant Defeasance as described in Section 1403:

(1)                                  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the Outstanding Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

(2)                                  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and beneficial owners of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders and beneficial owners of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                  the Company delivers to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(5)                                  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound;

(6)                                  the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7)                                  the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION THREE

ADDITIONAL TERMS OF THE SUPPLEMENTAL INDENTURE

I.              Interpretation of Base and Supplemental Indenture

The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.  All provisions included in this Supplemental Indenture supersede any similar provisions included in the Base Indenture unless not permitted by law.

II.            Conflict of Any Provision of Indenture with Trust Indenture Act

If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

III.           Successors and Assigns

All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

IV.           Severability

In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Notes) shall not in any way be affected or impaired thereby.

V.            Benefits of Indenture

Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Notes any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

VI.           Governing Law

This Supplemental Indenture and each Note shall be deemed to a contract made under the laws of the State of New York and this Supplemental Indenture and each such Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles that would apply any other law.

VII.          Definitions

All terms used in this Supplemental Indenture not otherwise defined herein that are defined in the Base Indenture shall have the meanings set forth therein.

VIII.        Duplicate Originals

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and attested, all as of the day and year first above written.

BE AEROSPACE, INC.

By:	/s/ Thomas P. McCaffrey
	Name:	Thomas P. McCaffrey
	Title:	Senior Vice President and
Chief Financial Officer

WILMINGTON TRUST COMPANY,
as Trustee

By:	/s/ Michael H. Wass
	Name:	Michael H. Wass
	Title:	Senior Financial Services Officer

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES
AND ADDITIONAL NOTES

1.                                       Definitions

1.1.                              Definitions.

Capitalized terms used in this Appendix and not otherwise defined shall have the meanings provided in the Indenture.  For the purposes of this Appendix A and the Indenture as a whole, the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Initial Note that does not include the Global Notes Legend.

“Depositary” means The Depository Trust Company, its nominees and their respective successors or another Person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

“Global Notes Legend” means the legend set forth under that caption in Exhibit 1 to this Appendix.

“Initial Notes” means (1) $650.0 million aggregate principal amount of 6.875% Senior Notes due 2020 issued on the Issue Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

“Securities Act” means the Securities Act of 1933, as amended.

“Underwriting Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Underwriting Agreement dated as of September 13, 2010, among the Company and the representatives for the Underwriters and (2) any other similar purchase or underwriting agreement relating to Additional Notes.

“Underwriters” means (1) with respect to the Initial Notes issued on the Issue Date, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, UBS Securities LLC, RBS Securities Inc., SunTrust Robinson Humphrey, Inc., and Wells Fargo Securities, LLC and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related underwriting agreement.

1.2.                              Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Global Note”	2.1(b)

2.                                       The Notes

2.1.                              Form and Dating.

(a)                                  The Initial Notes issued on the date hereof were offered and sold by the Company pursuant to the Underwriting Agreement to the Underwriters.  Additional Notes offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more Underwriting Agreements in accordance with applicable law.

(b)                                 Global Notes.  The Initial Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Global Note”) without interest coupons and bearing the Global Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.  The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee.

(c)                                  Book-Entry Provisions.  This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 303 of this Indenture, and pursuant to an authentication order delivered to the Trustee pursuant to Section 303 of this Indenture, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Notes Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company (including any Agent) or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)                                 Definitive Notes.  Except as provided in Section 2.2 or 2.3, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.

2.2.                              Transfer and Exchange.  (a)  Transfer and Exchange of Definitive Notes.  When Definitive Notes are presented to the Registrar with a request:

(i)                                     to register the transfer of such Definitive Notes; or

(ii)                                  to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(b)                                 Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note.  A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled.  If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated Notes pursuant to Section 2.3, the Company shall issue and the Trustee shall authenticate, in accordance with Section 303 of this Indenture, a new Global Note in the appropriate principal amount.

(c)                                  Transfer and Exchange of Global Notes.  (i)  The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.  A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(i)                                     If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(ii)                                  Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.3), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)                                 Legend.

Each Definitive Note shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(e)                                  Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(f)                                    Obligations with Respect to Transfers and Exchanges of Notes.

(i)                                     To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii)                                  No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 306, 1015 and1107 of this Indenture).

(iii)                               Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)                              All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(f)                                    No Obligation of the Trustee.

(i)                                     The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)                                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates, opinions and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.3.                              Definitive Notes.

(a)                                  A Global Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 60 days of such notice or after the Company becomes aware of such cessation, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

(b)                                 Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.  Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and any greater integral multiple of $1,000 thereof and registered in such names as the Depositary shall direct.

(c)                                  Subject to the provisions of Section 2.3(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)                                 In the event of the occurrence of any of the events specified in Section 2.3(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

EXHIBIT 1

To

APPENDIX A

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.	$

CUSIP

6.875% Senior Notes due 2020

BE Aerospace, Inc., a Delaware corporation, promises to pay to [             ] or registered assigns, the principal sum of [                    ] Dollars [as such sum may be increased or reduced as reflected on the records of the Trustee in accordance with the Indenture] on October 1, 2020.

Interest Payment Dates:  April 1 and October 1

Record Dates:  March 15 and September 15

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated: September    , 2010

BE AEROSPACE, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

Dated: September 16, 2010

WILMINGTON TRUST
COMPANY

as Trustee, certifies
that this is one of
the Notes referred
to in the Indenture.

By

Authorized Signatory

[FORM OF REVERSE SIDE OF INITIAL NOTE]

6.875% Senior Notes due 2020

1.  Interest

BE AEROSPACE, INC., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  The Company will pay interest semi-annually on April 1 and October 1 of each year (each an “Interest Payment Date”), commencing April 1, 2011. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 16, 2010. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest at the rate of interest then borne by the Notes on overdue installments of principal and on overdue installments of interest to the extent lawful as provided in the Indenture.

2.  Method of Payment

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled after such Record Date and before the corresponding Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). The Company may pay principal and interest by wire transfer of federal funds, or interest by check payable in such U.S. Legal Tender.  The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.  Paying Agent and Registrar

Initially, Wilmington Trust Company (the “Trustee”) will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to the Holders.  The Company or any of the Company’s Subsidiaries may act as Registrar or Paying Agent.

4.  Indenture

The Company issued the Notes under an Indenture, dated as of July 1, 2008 (the “Base Indenture”) as supplemented by the Second Supplemental Indenture dated as of September 16, 2010 (the “Supplemental Indenture” and collectively, the “Indenture”), by and between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA and as it may be amended from time to time. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Notes are senior obligations of the Company initially limited in aggregate principal amount to $650,000,000 on the Issue Date, and, subject to compliance with Section 1011 of the Indenture, unlimited in aggregate principal amount.

5.  Optional Redemption

On and after October 1, 2015, the Company will be entitled, at its option on one or more occasions, to redeem all or any portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 1 of the years set forth below, plus, in each case, accrued and unpaid interest to the Redemption Date, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Period	Percentage
2015	103.438%
2016	102.292%
2017	101.146%
2018 and thereafter	100.000%

6.  Optional Redemption upon Equity Offering

On or prior to October 1, 2013, the Company may, at its option on one or more occasions, redeem up to 35% of the initially issued aggregate principal amount of the Notes (which includes Additional Notes, if any) with the net cash proceeds received by the Company from one or more Equity Offerings, at a Redemption Price equal to 106.875% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption; provided, however, that:

(1)           at least 65% of the initially issued aggregate principal amount of the Notes (which includes Additional Notes, if any) remains outstanding immediately after any such redemption; and

(2)           each such redemption occurs within 90 days after the date of the related Equity Offering.

7.  Redemption at Make-Whole Premium

At any time prior to October 1, 2015, the Company may redeem all or any portion of the Notes on one or more occasions upon not less than 30 nor more than 60 days notice at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption subject to the rights of Holders of Notes on the relevant Record Dates occurring prior to the Redemption Date to receive interest due on the relevant Interest Payment Date.

As used in the preceding paragraph the following terms have the following meanings:

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(a)           1.0% of the principal amount of such Note; and

(b)           the excess, if any, of:

(1)           the present value at such Redemption Date of (i) the Redemption Price of the Note at October 1, 2015 (such Redemption Price being set forth in the table appearing in Paragraph 5 of the Notes) plus (ii) all remaining required interest payments due on the Note through October 1, 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(2)           the principal amount of the Note.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to October 1, 2015; provided that, if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.  The United States Treasury security used to calculate the Treasury Rate shall be selected by the Quotation Agent.

“Quotation Agent” means a nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer.

8.  Notice of Redemption

Notice of redemption will be sent, by first class mail, postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address. Notes in denominations larger than $2,000 may be redeemed in part.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any, to the Redemption Date.

9.   Offers to Purchase

Sections 1008 and 1015 of the Indenture provide that upon the occurrence of a Change of Control (as defined in the Indenture) and after certain Asset Sales (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

10.   Denominations; Transfer; Exchange

The Notes are in registered form, without coupons, in denominations of $2,000 and greater integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption, except the unredeemed portion of any Note being redeemed in part.

11.   Persons Deemed Owners

The registered Holder of this Note shall be treated as the owner of it for all purposes.

12.   Unclaimed Funds

If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.   Legal Defeasance and Covenant Defeasance

The Company may be discharged from its Obligations under the Indenture and the Notes except for certain provisions thereof, and may be discharged from its Obligations to comply with certain covenants contained in the Indenture and the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

14.   Amendment; Supplement; Waiver

Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (other than a default in the payment of the principal of or interest on the Notes).  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the legal rights of any Holder.

15.   Restrictive Covenants

The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, create certain liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates and merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such covenants.

16.   Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare the principal of and accrued interest on all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Notwithstanding the foregoing, if an Event of Default originating from certain bankruptcy events occurs, all Outstanding Notes will become due and payable without further action or notice.  Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17.   Trustee Dealings with Company

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiaries of the Company or their respective Affiliates as if it were not the Trustee.

18.   No Recourse Against Others

No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such Obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19.   Authentication

This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security by its manual signature.

20.   Abbreviations

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.   CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

24.   Governing Law

This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles that would apply any other law.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms.

Your Signature

Signature Guarantee:

Date:

Signature of Signature Guarantee

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 1008 (Change of Control) or 1015 (Asset Sales) of the Indenture, check the box:

☐  Change of Control

☐  Asset Sales

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1008 or 1015 of the Indenture, state the amount in principal amount:  $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.